Report of Independent Accountants


To the Board of Trustees
and Shareholders of
PIMCO Municipal Income Fund

In planning and performing
our audit of the financial
statements of PIMCO Municipal
Income Fund, the Fund, for
the period ended April 30,
2002,
we considered its internal
control,
including control activities
for
safeguarding securities, in
order
to determine our auditing
procedures
for the purpose of expressing
our opinion

on the financial statements
and to comply
 with the requirements of
Form N-SAR, not
 to provide assurance on
internal control.


The management of the Fund
is responsible
for establishing and
maintaining internal
control.  In fulfilling
this responsibility,
 estimates and judgments
by management are
 required to assess the
expected benefits
and related costs of
controls.  Generally,
 controls that are relevant
to an audit
 pertain to the entitys
objective of
preparing financial
statements for
external purposes that
are fairly
presented in conformity
with generally
accepted accounting
principles.
Those
controls include the
safeguarding
of assets against
unauthorized
acquisition, use or
disposition.

Because of inherent
limitations
in internal control,
errors or fraud
 may occur and not be
detected.
 Also, projection of
any evaluation
of internal control to
future periods
 is subject to the risk
that controls
may become inadequate
because of changes
in conditions or that
the effectiveness
 of their design and
operation may deteriorate.

Our consideration of
internal control
would not necessarily
disclose all matters
 in internal control
that might be material
 weaknesses under
standards established by
the American Institute
of Certified Public
 Accountants. A material
weakness is a
condition in which the
design or operation
of one or more of the
internal control
 components does not
reduce to a relatively
 low level the risk
that misstatements
 caused by error or
fraud in amounts
 that would be material
in relation to
 the financial statements
being audited
may occur and not be
detected within a
 timely period by
employees in the normal
 course of performing
their assigned functions.
  However, we noted
no matters involving
internal control and
its operation,
including controls
for safeguarding
 securities, that we
consider to be
material weaknesses
as defined above as
 of April 30, 2002.

This report is intended
solely for
the information and use
of the Board of
Trustees, management
and the Securities and
Exchange Commission and
is not intended to be
and should not be used
by anyone other
 than these specified parties.




PricewaterhouseCoopers LLP
New York, New York
June 20, 2002